FirstEnergy Corp.                    For Release: February 21, 2017
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:                Investor Contact:
Tricia Ingraham                    Irene Prezelj
(330) 384-5247                    (330) 384-3859

FirstEnergy Announces Fourth Quarter and Full Year 2016
Financial Results
Raises 2017 Guidance Reflecting Competitive Operations Exit Strategy;
Progressing on Regulated Growth Strategy

AKRON, Ohio - FirstEnergy Corp. (NYSE: FE) today reported a full-year 2016 GAAP loss of $(6.2) billion, or $(14.49) per basic and diluted share of common stock, on revenue of $14.6 billion. The loss reflects asset impairment and plant exit costs, including charges related to the company’s decision to exit competitive operations by mid-2018 as further discussed below. In 2015, the company reported GAAP earnings of $578 million, or $1.37 per basic and diluted share of common stock, on revenue of $15.0 billion.

Operating (non-GAAP) earnings* for 2016 were $2.63 per basic share of common stock, which was in line with the company’s guidance. In 2015, full-year operating (non-GAAP) earnings were $2.71 per basic share of common stock.

“In 2016, we achieved our financial targets, made significant progress on our regulated growth plans, and began an important strategic review that is designed to support our transition into a fully regulated company,” said Charles E. Jones, FirstEnergy president and chief executive officer. “We continue to focus on this transformation, which will allow us to best serve our customers while providing predictable growth to investors.”

The company also announced that it is raising its earnings guidance range for 2017. The revised GAAP earnings estimate is $2.47 to $2.77 per share, while operating (non-GAAP) guidance is $2.70 to $3.00 per share. The change reflects the impact of lower depreciation resulting from the asset impairment charges and additional costs associated with the company’s strategic review of its competitive operations.

For the fourth quarter of 2016, the asset impairment and plant exit costs resulted in a GAAP loss of $(5.8) billion, or $(13.44) per basic and diluted share of common stock, on revenue of $3.4 billion. These results compare to a fourth quarter 2015 GAAP loss of $(226) million, or $(0.53) per basic and diluted share of common stock, on revenue of $3.5 billion.

Operating (non-GAAP) earnings* for the fourth quarter of 2016 were $0.38 per basic share of common stock and compare to operating (non-GAAP) earnings of $0.58 per share of common stock for the fourth quarter of 2015.

In FirstEnergy’s Regulated Distribution business, fourth quarter 2016 earnings increased compared to the same period in 2015 due to higher distribution revenues and lower operating and interest expense. These offset higher expense related to depreciation, benefits, and taxes. On a GAAP basis, earnings in the Regulated Distribution segment benefited from a lower annual pension and OPEB mark-to-market adjustment compared to the same period in 2015.

Total distribution deliveries increased 4 percent in the fourth quarter of 2016 compared to the same period in 2015. Weather-related usage resulted in an 8 percent increase in residential sales compared to the prior-year period, while commercial sales increased 3 percent due to a combination of weather and stronger demand. Heating degree days in the fourth quarter of 2016 were 8.9 percent below normal but 26.3 percent higher than the same period of 2015. Deliveries to industrial customers increased nearly 2 percent, primarily due to higher usage in the shale gas and steel sectors.

Fourth quarter earnings in the Regulated Transmission business increased as a result of a higher rate base associated with its Energizing the Future transmission program.

In the Competitive Energy Services segment, fourth quarter commodity margin decreased compared to the prior year period due to lower capacity revenues and contract sales volume. This was partially offset by higher wholesale sales and lower capacity and fuel expense. On a GAAP basis, the segment’s results reflect the asset impairment and plant exit costs as further described below.

The company’s fourth quarter 2016 earnings were also impacted by higher corporate operating expenses.

For the full year, results in the Regulated Distribution business reflect higher distribution revenues primarily related to the full-year impact of rate cases approved in 2015 and higher weather-related sales, as well as lower operating and maintenance costs. These were partially offset by increasing retirement benefit costs and higher other operating expense. On a GAAP basis, full-year 2016 results benefited from a lower annual pension and OPEB mark-to-market adjustment, partially offset by higher regulatory charges.

In the Regulated Transmission business, results were flat year over year, reflecting an increase in rate base offset by a lower return on equity at ATSI as part of its comprehensive formula rate settlement.

In the Competitive Energy Services segment, commodity margin decreased compared to 2015 and retirement benefit costs increased. On a GAAP basis, full-year 2016 results reflect the asset impairment and plant exit costs, partially offset by a lower pension and OPEB mark-to-market adjustment.

Impairments of Competitive Assets

During the second quarter of 2016, FirstEnergy recorded pre-tax asset impairment and plant exit costs associated with the decision to deactivate Bay Shore Unit 1, W.H. Sammis Units 1-4, and the impairment of goodwill at the company’s competitive business. In the fourth quarter of 2016, FirstEnergy recognized pre-tax impairment charges of $9.218 billion, or $13.54 per share, resulting from its intention to exit competitive operations by mid-2018, significantly before the end of generation assets’ useful lives, and the anticipated cash flows over this shortened period. The impairment charges reduced the carrying value of the majority of the company’s competitive generating assets, nuclear fuel and other assets to their estimated fair value.

Consolidated GAAP EPS to Operating (Non-GAAP) EPS* Reconciliation

	Fourth Quarter		Full Year		Guidance
	2016	2015	2016	2015	2017
Basic Earnings (Loss) Per Share (GAAP)	$(13.44)	$(0.53)	$(14.49)	$1.37	$2.47- $2.77
Excluding Special Items*:
Mark-to-market adjustments
Pension/OPEB actuarial assumptions	0.21	0.35	0.21	0.35	—
Other	0.03	(0.01)	0.01	(0.11)	—
Merger accounting - commodity contracts	0.01	0.11	0.05	0.16	—
Regulatory charges	0.01	0.01	0.13	0.07	0.04
Retail repositioning charges	—	0.02	—	0.05	—
Asset impairment/Plant exit costs	13.54	0.59	16.67	0.67	—
Debt redemption costs	0.01	—	0.02	—	0.19
Trust securities impairment	0.01	0.04	0.03	0.15	—
Total Special Items*	13.82	1.11	17.12	1.34	0.23

Basic EPS - Operating (Non-GAAP)	$0.38	$0.58	$2.63	$2.71	$2.70 - $3.00

* Per share amounts for the special items above are based on the after-tax effect of each item, divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount with the exception of the valuation allowances against state and local NOL carryforwards of $159 million included in full year 2016. With the exception of this item included in Asset impairment/Plant exit costs, the income tax rates range from 35% to 42%.

Non-GAAP financial measures
*Operating (non-GAAP) earnings exclude “special items” as described herein, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses operating (non-GAAP) earnings and operating (non-GAAP) earnings by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measure of operating (non-GAAP) earnings provides a consistent and comparable measure of performance of its business on an ongoing basis using the same measures management uses in forecasting, budgeting, long-term planning, and setting compensation. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). This non-GAAP financial measure is intended to complement, and is not considered as an alternative to, the most directly comparable GAAP financial measure. Also, this non-GAAP financial measure may not be comparable to similarly titled measures used by other entities. Per share amounts for the special items above are based on the after-tax effect of each item divided by the weighted average shares outstanding for the period.

Consolidated Report and Teleconference

FirstEnergy’s Consolidated Report to the Financial Community, which provides highlights on company developments and financial results for the fourth quarter and full year, is posted on the company’s Investor Information website - www.firstenergycorp.com/ir. To access the report, click on Fourth Quarter 2016 Consolidated Report to the Financial Community. The company’s investor FactBook will also be posted to its Investor Information website this evening.

The company invites investors, customers and other interested parties to listen to a live internet webcast of its teleconference for financial analysts and view slides associated with the presentation at 10:00 a.m. EST tomorrow. FirstEnergy management will present an overview of the company’s financial results and discuss earnings guidance, followed by a question-and-answer session. The teleconference and presentation can be accessed on the company’s website by selecting the Q4 2016 Earnings Conference Call link. The webcast and presentation will be archived on the website for up to one year.

FirstEnergy is dedicated to safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments; the accomplishment of our regulatory and operational goals in connection with our transmission investment plan, including, but not limited to, our planned forward-looking formula rates and the effectiveness of our strategy to reflect a more regulated business profile; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet through, among other actions, our cash flow improvement plan and other proposed capital raising initiatives; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES), and possibly FirstEnergy Nuclear Operating Company (FENOC), to restructure its debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy; the risks and uncertainties at the CES segment, including FES and its subsidiaries and FENOC, related to continued depressed wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as potential CES generating unit asset sales, the potential conversion of the remaining generation fleet from competitive operations to a regulated or regulated-like construct or the potential need to deactivate additional generating units; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES, and possibly FENOC, to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the speed and nature of increased competition in the electric utility industry, in general, and the retail sales market in particular; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales and margins such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates and the Ohio Distribution Modernization Rider; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC) regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, and revised environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency's Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission or as a result of the incident at Japan's Fukushima Daiichi Nuclear Plant); issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy and/or its subsidiaries, specifically the subsidiaries within the CES segment; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. The foregoing factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.'s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The registrants expressly disclaim any current intention to update, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

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